FOR IMMEDIATE RELEASE

For:	Evans Bancorp, Inc.14-16 N Main St. Angola, NY 14006

Evans Bancorp Reports 3.2% Increase in Fourth Quarter Net Income over Fourth Quarter 2005

•	Diluted earnings per share increased 4.9% to $0.43 over fourth quarter 2005

•	Net Interest Income increased 6.6% over fourth quarter 2005

•	Net loans and leases increased 11.1% from December 2005

•	Total deposits grew 5.6% from December 2005

ANGOLA, NY, February 1, 2007 – Evans Bancorp, Inc. (NASDAQ: EVBN), a financial services company serving Western New York, today reported a 3.2% increase in net income to $1.162 million for the fourth quarter which ended December 31, 2006. On a per share basis, earnings grew 4.9% to $0.43 per diluted share. The results for the quarter are compared with fourth quarter 2005 results of $1.126 million in net income or $0.41 per diluted share. On a year-to-date basis, net income grew 2.1% to $4.921 million in fiscal 2006 from $4.819 million in fiscal 2005. On a per diluted share basis, earnings grew 1.7% to $1.80 in fiscal 2006 from $1.77 in fiscal 2005.

James Tilley, CEO of Evans Bancorp, Inc., commented, “During the fourth quarter, we successfully met the challenge of the difficult interest rate environment presented by the flat yield curve present for the majority of 2006. We have grown our core transactional accounts, continued to expand our commercial lease business and focused on containing our costs.”

Revenue and Expenses
Total interest income for the fourth quarter of 2006 was $7.0 million, up $0.9 million, or 15.5%, from the same period last year. Interest income from loans and leases increased $1.1 million, or 23.7%, to $5.5 million on a larger loan and lease base. Approximately $0.5 million of the increase in loan and lease interest income was related to the Company’s national leasing subsidiary’s growth in revenue. Higher interest income was offset by a $0.7 million, or 28.7%, increase in interest expense to $3.1 million from $2.4 million in the fourth quarter last year. Higher interest expense reflects elevated interest rates paid on deposits. Net interest income of $3.8 million was up $0.2 million, or 6.6%, from the fourth quarter 2005 mainly due to the growth in higher yielding loans and leases outpacing the increased expense paid on interest-bearing deposits.

The Company’s net interest margin for the quarter was 3.66%, up 18 basis points from last year’s fourth quarter net interest margin of 3.48%. The largest contributing factor to the improvement was the growth of interest free funds, as the bank continues to have success in penetrating its market area with core transactional accounts. Net interest income after the provision for loan losses was $3.5 million in the fourth quarter 2006, up $0.1 million from $3.4 million in the same period of 2005. A higher provision for loan and lease losses reflects the growth in the allowance for loan and lease losses primarily due to a larger loan and lease base over last year.

Total non-interest income for the fourth quarter of 2006 was $2.5 million, or approximately 26.3% of total revenue, an increase of 4.2%, or $0.1 million, over the fourth quarter of 2005. Higher other income was primarily from loan and lease-volume driven revenue which includes significant increases in lease fee income. Insurance service and fees, although impacted by the soft insurance market, increased slightly in the quarter.

Non-interest expense for the fourth quarter of 2006 increased slightly to $4.4 million from $4.3 million in the fourth quarter of 2005. Slight increases in occupancy, supplies, repair and maintenance, and advertising are related to the opening of the Tonawanda, New York Bank branch in December 2006. A $0.1 million decrease in salaries during the quarter was mainly attributable to a decline in profit sharing expenses from the same period in 2005.

Balance Sheet Trends and Asset Quality
At December 31, 2006, total assets were $473.9 million compared with $468.5 million at December 31, 2005. Net loans increased $28.6 million or 11.1% to $285.4 million from $256.8 million at December 31, 2005. The higher loan balances were attributed to strong residential mortgage growth, and continued success with expanding the Company’s small-ticket equipment leasing business.

Deposits increased $18.9 million, or 5.6%, to $355.7 million, compared with the fourth quarter last year. The growth in deposits during 2006 was mainly due to successful bidding on large municipal accounts which were used to fund loan growth. The Company redesigned its retail deposit product suite in the first half of 2006 to focus on growing its core deposit base.

The allowance for loan and lease losses to total loans and leases at December 31, 2006 was 1.29% compared with 1.23% at December 31, 2005. Additionally, nonperforming loans and leases to total loans and leases decreased to 0.23%, a 49 basis point improvement over December 31, 2005.

Stockholders’ equity was $39.5 million as of December 31, 2006, up from $36.9 million at December 31, 2005.

Outlook
Mr. Tilley concluded, “We had another record year of earnings for the Company in a tough banking and insurance environment. Our strategy is to create a dynamic, growth-oriented community-based financial services organization that can capitalize on the small business market place that is better served by relationship-based, flexible community banking. As our newer branches continue to mature in 2007, we believe our continued focus on providing excellent customer service and cross-selling among our broad business lines will continue to serve us well in this difficult interest rate environment.”

About Evans Bancorp, Inc.
Evans Bancorp, Inc., a financial holding company, is the parent company of Evans National Bank, a commercial bank with approximately $474 million in assets and $356 million in deposits at December 31, 2006. The Bank has 11 branches located in Western New York. Evans National Leasing, Inc., an indirect wholly-owned subsidiary of Evans National Bank is a general business equipment leasing company with customers throughout the U.S. ENB Insurance Agency, Inc. is an indirect, wholly-owned subsidiary of Evans Bancorp and provides retail and commercial property and casualty insurance through 12 agencies in the Western New York region. ENB Associates, a wholly-owned subsidiary of ENB Insurance Agency, provides non-deposit investment products such as annuities and mutual funds. More information on Evans Bancorp, Inc and Evans National Bank can be found at its websites: www.evansbancorp.com and www.evansnationalonline.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include competitive pressures among financial services companies, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, difficulties in achieving operating efficiencies and difficulties in integrating acquired companies’ businesses. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information future events or otherwise.

For more information contact:	-OR-
James Tilley, CEO	Deborah K. Pawlowski, Kei Advisors LLC

Phone: (716) 926-2000 Email: jtilley@evansnational.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

TABLES FOLLOW

EVANS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands except share and per share data)

	Three Months Ended
	December 31,
	2006	2005
Performance ratios, annualized
Return on average total assets	0.99%	0.98%
Return on average stockholders’ equity	11.81%	12.42%
Common dividend payout ratio (TTM)	36.61%	37.70%
Efficiency ratio	67.62%	69.92%
Yield on average earning assets	6.65%	5.83%
Cost of interest-bearing liabilities	3.57%	2.77%
Net interest rate spread	3.08%	3.06%
Contribution of interest-free funds	0.58%	0.42%
Net interest margin	3.66%	3.48%
Asset quality data
Past due over 90 days and accruing loans and leases	$74	$95
Non-accrual loans and leases	$588	$1,775
Total non-performing loans and leases	$662	$1,870
Other real estate owned (ORE)	$40	$40
Total non-performing assets	$702	$1,910
Net loan and lease charge-offs (recoveries)	$255	$329
Net charge-offs to average total loans and leases	0.36%	0.52%
Asset quality ratios
Non-performing loans and leases to total loans and leases	0.23%	0.72%
Non-performing assets to total assets	0.15%	0.41%
Allowance for loan and lease losses to total loans and leases	1.29%	1.23%
Allowance for loan and lease losses to non- performing loans and leases	564.80%	171.71%
Capital ratios
Average common equity to average total assets	8.39%	7.87%
Leverage ratio	8.86%	8.29%
Tier 1 risk-based capital ratio	12.77%	12.59%
Risk-based capital ratio	13.95%	13.67%
Book value per share	$14.46	$13.51
Common shares outstanding
Average-diluted	2,730,983	2,725,294
Period-end basic	2,733,056	2,729,779

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	December 31,	December 31,
	2006	2005
ASSETS

Cash and cash equivalents:

Cash and due from banks	$12,592	$15,635

Securities:

Available for sale, at fair value	133,519	155,610

Held to maturity, at amortized cost	4,211	4,342

Loans and leases, net of allowance for loan and lease losses of $3,739

in 2006 and $3,211 in 2005	285,367	256,810

Properties and equipment, net	8,743	8,151

Goodwill	10,003	9,639

Intangible assets	2,298	2,728

Bank-owned life insurance	10,140	9,586

Other assets	7,021	6,045

TOTAL ASSETS	$473,894	$468,546

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Deposits:

Demand	$72,125	$71,183

NOW	11,253	12,401

Regular savings	85,084	86,558

Muni-vest	31,240	27,521

Time	156,047	139,145

Total deposits	355,749	336,808

Federal funds purchased and agreements to repurchase securities	8,954	8,985

Other short-term borrowings	24,753	34,585

Other liabilities	9,089	6,629

Junior subordinated debentures	11,330	11,330

Long-term borrowings	24,476	33,333

Total liabilities	434,351	431,670

CONTINGENT LIABILITIES AND COMMMITMENTS

STOCKHOLDERS’ EQUITY:

Common stock, $.50 par value; 10,000,000 shares authorized;

2,745,338 and 2,745,338 shares issued, respectively, and

2,733,056 and 2,729,779 shares outstanding, respectively	1,373	1,373

Capital surplus	26,160	26,155

Retained earnings	14,196	11,087

Accumulated other comprehensive loss, net of tax	(1,917)	(1,387)

Less: Treasury stock, at cost (12,282 and 15,559 shares, respectively)	(269)	(352)

Total stockholders’ equity	39,543	36,876

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$473,894	$468,546

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands except share and per share data)

	Three Months Ended
	December 31,
	2006	2005
INTEREST INCOME
Loans and leases	$5,515	$4,458
Federal funds sold/Interest bearing deposits at other banks	14	4
Securities:
Taxable	1,000	1,107
Non-taxable	454	477

Total interest income	6,983	6,046
INTEREST EXPENSE
Deposits	2,550	1,739
Other borrowings	359	512
Junior subordinated debentures	229	188

Total interest expense	3,138	2,439

NET INTEREST INCOME	3,845	3,607
PROVISION FOR LOAN AND LEASE LOSSES	313	215

NET INTEREST INCOME AFTER
PROVISION FOR LOAN AND LEASE LOSSES	3,532	3,392

NON-INTEREST INCOME:
Bank charges	482	531
Insurance service and fees	1,319	1,293
Net gain on sales of securities	26	-
Premium on loans sold	4	2
Bank-owned life insurance	189	211
Other	472	354

Total non-interest income	2,492	2,391

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,333	2,395
Occupancy	526	493
Supplies	86	67
Repairs and maintenance	134	123
Advertising and public relations	99	86
Professional services	236	201
Amortization of intangibles	157	129
Other Insurance	91	86
Other	780	743

Total non-interest expense	4,442	4,323

INCOME BEFORE INCOME TAXES	1,582	1,460

INCOME TAXES	420	334

NET INCOME	$1,162	$1,126

Net income per common share-basic	$0.43	$0.41

Net income per common share-diluted	$0.43	$0.41

Cash dividends per common share	-	-

Weighted average number of common shares	2,729,736	2,724,687

Weighted average number of diluted shares	2,730,983	2,725,294

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands except share and per share data)

	Twelve Months Ended
	December 31,
	2006	2005
INTEREST INCOME

Loans and leases	$20,405	$16,234

Federal funds sold/Interest bearing deposits at other banks	49	116

Securities:

Taxable	4,209	4,663

Non-taxable	1,881	1,933

Total interest income	26,544	22,946

INTEREST EXPENSE

Deposits	8,979	6,241

Other borrowings	1,868	1,666

Junior subordinated debentures	850	662

Total interest expense	11,697	8,569

NET INTEREST INCOME	14,847	14,377

PROVISION FOR LOAN AND LEASE LOSSES	1,128	769

NET INTEREST INCOME AFTER

PROVISION FOR LOAN AND LEASE LOSSES	13,719	13,608

NON-INTEREST INCOME:

Bank charges	1,990	2,077

Insurance service and fees	6,466	6,377

Net gain on sales of securities	140	107

Premium on loans sold	10	18

Bank-owned life insurance	554	513

Life insurance proceeds	-	95

Other	1,613	1,189

Total non-interest income	10,773	10,376

NON-INTEREST EXPENSE:

Salaries and employee benefits	9,677	9,338

Occupancy	2,055	1,978

Supplies	302	337

Repairs and maintenance	545	553

Advertising and public relations	442	464

Professional services	838	986

Amortization of intangibles	563	515

Other Insurance	347	368

Other	2,959	2,865

Total non-interest expense	17,728	17,404

INCOME BEFORE INCOME TAXES	6,764	6,580

INCOME TAXES	1,843	1,761

NET INCOME	$4,921	$4,819

Net income per common share-basic	$1.81	$1.77

Net income per common share-diluted	$1.80	$1.77

Cash dividends per common share	$0.68	$0.65

Weighted average number of common shares	2,725,601	2,722,644

Weighted average number of diluted shares	2,727,331	2,723,960

EVANS BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED RATES
(In thousands except share and per share data)

	Three Months Ended			Three Months Ended

	December 31, 2006			December 31, 2005

	Average	Interest		Average	Interest

	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/

	Balance	Paid	Rate	Balance	Paid	Rate

	(dollars in thousands)			(dollars in thousands)

ASSETS

Interest-earning assets:

Loans and leases, net	$279,441	$5,515	7.89%	$251,959	$4,458	7.08%

Taxable securities	97,360	1,000	4.11%	116,868	1,107	3.79%

Tax-exempt securities	42,016	454	4.32%	45,458	477	4.20%

Federal funds sold	1,507	14	3.72%	383	4	4.08%

Total interest-earning assets	420,324	6,983	6.65%	414,668	6,046	5.83%

Non interest-earning assets:

Cash and due from banks	10,992			11,257

Premises and equipment, net	8,254			8,217

Other assets	29,415			27,407

Total Assets	$468,985			$461,549

LIABILITIES & STOCKHOLDERS’ EQUITY

Interest-bearing liabilities:

NOW	$11,891	$6	0.20%	$11,733	$5	0.18%

Regular savings	87,254	248	1.14%	90,746	191	0.84%

Muni-Vest savings	33,692	377	4.48%	40,428	351	3.48%

Time deposits	161,528	1,919	4.75%	136,997	1,192	3.48%

Other borrowed funds	34,519	336	3.89%	53,856	497	3.69%

Junior subordinated debentures	11,330	229	8.08%	11,330	188	6.64%

Securities sold U/A to repurchase	10,934	23	0.84%	7,158	15	0.82%

Total interest-bearing liabilities	351,148	$3,138	3.57%	352,248	$2,439	2.77%

Noninterest-bearing liabilities:

Demand deposits	69,762			66,154

Other	8,720			6,875

Total liabilities	$429,630			$425,277

Stockholders’ equity	39,355			36,272

Total Liabilities and Equity	$468,985			$461,549

Net interest earnings		$3,845			$3,607

Net yield on interest earning assets			3.66%			3.48%

Interest rate spread			3.08%			3.06%

EVANS BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED RATES
(In thousands except share and per share data)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2006			December 31, 2005
	Average	Interest		Average	Interest
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(dollars in thousands)			(dollars in thousands)
ASSETS
Interest-earning assets:
Loans and leases, net	$268,538	$20,405	7.60%	$236,754	$16,234	6.86%
Taxable securities	104,368	4,209	4.03%	124,774	4,663	3.74%
Tax-exempt securities	44,044	1,881	4.27%	45,751	1,933	4.23%
Time Deposits-Other Banks	—	—	—	215	3	1.40%
Federal funds sold	1,097	49	4.47%	4,462	113	2.53%

Total interest-earning assets	418,047	26,544	6.35%	411,956	22,946	5.57%

Non interest-earning assets:

Cash and due from banks	12,066			11,183
Premises and equipment, net	8,194			8,215
Other assets	29,022			26,160

Total Assets	$467,329			$457,514

LIABILITIES & STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
NOW	$11,767	$22	0.19%	$11,976	$22	0.18%
Regular savings	88,522	926	1.05%	94,841	804	0.85%
Muni-Vest savings	36,301	1,550	4.27%	51,300	1,454	2.83%
Time deposits	151,530	6,481	4.28%	126,945	3,961	3.12%
Other borrowed funds	46,304	1,800	3.89%	49,939	1,616	3.23%
Junior subordinated debentures	11,330	850	7.50%	11,330	662	5.84%
Securities sold U/A to repurchase	8,493	68	0.80%	6,467	50	0.77%

Total interest-bearing liabilities	354,247	$11,697	3.30%	352,798	$8,569	2.43%

Noninterest-bearing liabilities:
Demand deposits	67,046			62,186
Other	8,153			6,419

Total liabilities	$429,446			$421,403

Stockholders’ equity	37,883			36,111

Total Liabilities and Equity	$467,329			$457,514

Net interest earnings		$14,847			$14,377

Net yield on interest earning assets			3.55%			3.49%

Interest rate spread			3.05%			3.14%